Exhibit 99.1

News Release Contact: Michael Stivala Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. Declares
Quarterly Distribution of $0.8525 per Common Unit

Whippany, New Jersey, April 21, 2011 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, today announced that its Board of Supervisors declared a quarterly distribution of $0.8525 per Common Unit for the three months ended March 26, 2011. This quarterly distribution rate equates to an annualized rate of $3.41 per Common Unit, and a growth rate of 1.5% compared to the second quarter of fiscal 2010. The distribution is payable on May 10, 2011 to Common Unitholders of record as of May 3, 2011.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 800,000 residential, commercial, industrial and agricultural customers through more than 300 locations in 30 states.

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